UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ		07660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On June 17, 2026, Innodata Inc. (the “Company”) issued a press release reaffirming its full-year 2026 revenue growth guidance it provided on May 7, 2026, in its first quarter earnings release and conference call. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, the Company also announced the appointment of its new Executive Vice President, Chief Financial Officer and Principal Financial Officer, Mr. Jayant Chauhan, effective as of July 6, 2026.

Effective as of Mr. Chauhan’s appointment date Ms. Marissa Espineli, who is currently serving as the Company’s Interim Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer, will transition to the role of Chief Accounting Officer and will continue to serve as the Company’s Principal Accounting Officer.

Mr. Chauhan, age 51, brings over 25 years of finance and operational experience, having most recently served as Senior Vice President of Mergers and Acquisitions at Mphasis Corporation, a subsidiary of Mphasis Limited (BSE:526299; NSE: MPHASIS), a publicly listed global IT services company, a position he held from November 2022 to April 2026. Prior to that, he held Senior Vice President Finance roles at EPOWERX PTE. LTD. from January 2022 to July 2022 and Oravel Stays Private Limited and OYO Hotels, Inc. (collectively, “OYO”) from August 2015 to December 2021, technology-driven growth companies. Earlier in his career, Mr. Chauhan held Vice President roles in investment banking at BMO Capital Markets and J.P. Morgan. Mr. Chauhan holds an M.B.A. from the University of Michigan, Ann Arbor (2008), and a B.E. in Electrical Engineering from Punjab Engineering College, India (1997).

There is no arrangement or understanding between Mr. Chauhan and any other persons pursuant to which Mr. Chauhan was appointed as Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. Chauhan and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”), and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

On June 12, 2026, the Company and Mr. Chauhan entered into an employment agreement (the “Agreement”), effective July 6, 2026. The Agreement will continue until terminated by the Company or Mr. Chauhan in accordance with its termination provisions.

Under the terms of the Agreement, Mr. Chauhan will serve as the Company’s Executive Vice President and Chief Financial Officer of the Company. Mr. Chauhan will receive an annual base salary of $460,000, subject to annual discretionary increases as determined by the Company’s Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Additionally, Mr. Chauhan is eligible to receive annual cash bonuses, with a target bonus opportunity of not less than 75% of Mr. Chauhan’s base salary for the applicable calendar year, and subject to achievement of performance metrics established by the Compensation Committee. Mr. Chauhan is also eligible for equity-based and/or non-equity based awards and incentives as determined by the Compensation Committee. The Agreement also provides for indemnification, other benefits including an annual health assessment, long-term disability and life insurance, and contains restrictive covenants, including confidentiality, and non-interference restrictions.

In the event Mr. Chauhan’s employment is terminated by the Company, other than for Cause (as defined in the Agreement), death or disability, or if he resigns for Good Reason (as defined in the Agreement), Mr. Chauhan will be entitled to receive: (i) severance equal to 100% of the sum of (A) his base salary in effect immediately prior to his termination and (B) the greater of his most recently declared bonus or the average of his three most recently declared bonuses, payable over 12 months; (ii) continued medical and dental benefits until the earlier of the end of the maximum applicable COBRA coverage period or for the 12 months following termination (or cash payments in lieu thereof following expiration of COBRA coverage); and (iii) continued life and long-term disability insurance for 12 months following the termination. Receipt of these benefits is subject to Mr. Chauhan’s execution of a separation agreement and release of claims and compliance with post-termination restrictive covenants.

In the event Mr. Chauhan’s employment is terminated by the Company coincident with a Change of Control (as defined in the Agreement), Mr. Chauhan will be entitled to receive a separation payment consisting of: (i) a lump-sum payment, payable within 30 days following his termination, equal to 200% of the sum of his base salary as in effect immediately prior to his termination and the greater of his most recently declared bonus or the average of his three most recently declared bonuses; (ii) continued medical and dental benefits for up to 24 months following termination (or, if shorter, through the end of the applicable COBRA coverage period, with cash payments in lieu of coverage thereafter); (iii) continued life and long-term disability insurance for 24 months following termination; and (iv) accelerated vesting of outstanding unvested equity and other incentive awards.

All payments and benefits are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code (“Section 409A”).

In connection with his employment, Mr. Chauhan will receive an initial grant of restricted stock units (“RSUs”) valued at $1.3 million, with 50% of such grant consisting of performance-based RSUs. Mr. Chauhan and the Company have also entered into a customary indemnification agreement, a form of which has been previously filed as Exhibit 10.1 to our Current Report on Form 8-K with the Securities and Exchange Commission on February 23, 2022.

The description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit	Description

10.1	Employment Agreement, by and between Innodata Inc. and Jayant Chauhan effective July 6, 2026.

99.1	Press Release dated June 17, 2026.

104	Cover Page Interactive Data File (formatted in iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: June 17, 2026	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel